UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2021 (January 15, 2021)
VIRIDIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd.
Boulder	CO	80301
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 643-5200
Miragen Therapeutics, Inc.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Appointment
The Board of Directors (the “Board”) of Viridian Therapeutics, Inc., formerly known as Miragen Therapeutics, Inc. (the “Company”), appointed Jonathan Violin, Ph.D., M.B.A. as Chief Executive Officer and Principal Executive Officer of the Company, effective as of January 15, 2021.
Dr. Violin’s appointment follows the resignation of Lee Rauch from her position as Chief Executive Officer (and Principal Executive Officer) and as a member of the Board. The resignation of Ms. Rauch was effective as of January 15, 2021. The Company has entered into a Separation and Release Agreement (“Separation Agreement”) with Ms. Rauch effective January 15, 2021. Pursuant to the terms of her Separation Agreement, Ms. Rauch will be entitled to receive the following severance benefits: (i) payment of 18 months of Ms. Rauch’s current base salary, (ii) a one-time payment of $541,000 to be paid immediately following the effectiveness of the general release described below, (iii) accelerated vesting of all unvested and outstanding stock options previously awarded to Ms. Rauch, and (iv) payment of Ms. Rauch’s COBRA premiums for up to 18 months. The payment of the foregoing benefits under the Separation Agreement is conditioned upon the effectiveness of a general release in favor of the Company. Additionally, pursuant to the terms of her Separation Agreement, Ms. Rauch will be entitled to receive 100% of her target bonus for 2020 (which is equal to $270,500) as and when such bonuses are paid in 2021.
Following her separation from the Company, Ms. Rauch will serve as a consultant to the Company. The initial term of the consultant arrangement will be three months, unless mutually extended. In exchange for providing consulting services, Ms. Rauch will receive a consulting fee of $45,000 per month during the term of the consulting agreement. On January 18, 2021, Ms. Rauch was also awarded an option to purchase up to 15,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) with an exercise price of $23.03 per share. The option vests and becomes exercisable ratably over six months. Upon termination of her consulting services, Ms. Rauch will have a period of 12 months to exercise the vested options.
Ms. Rauch’s resignation from the Board was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.
In connection with his appointment as Chief Executive Officer, Dr. Violin entered into a new employment agreement with Viridian and resigned from his role as Chief Operating Officer. Pursuant to the terms of his employment agreement, Dr. Violin is entitled to an annual base salary of $567,000 and an annual target bonus equal to 60% of his base salary. On January 18, 2021, Dr. Violin was also awarded an option to purchase up to 800,075 shares Common Stock, with an exercise price of $23.03 per share, equal to the last reported closing price of the Common Stock on the Nasdaq Global Market prior to the grant. This option vests and becomes exercisable on a ratable monthly basis over a four-year period from the date of grant. If Dr. Violin’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each, as defined in the agreement) or due to death or by disability (collectively, “Involuntary Termination”), Dr. Violin will, subject to the execution of a release in favor of the Company, be entitled to receive: (i) an amount equal to twelve months of base salary, (ii) credit for an additional twelve months of vesting under all outstanding equity awards that are subject to time-based vesting criteria, and (iii) up to twelve months of health insurance reimbursement under COBRA. In the event of Dr. Violin’s Involuntary Termination within one month before or twelve months after a change in control of the Company, Dr. Violin will instead be entitled to receive the foregoing benefits, provided that all equity awards subject to time-based vesting criteria will accelerate full.
The foregoing descriptions of the employment agreements and severance agreement are not complete and are qualified in their entirety by reference to the employment agreements and severance agreement, each of which is filed herewith as Exhibits 10.1 and 10.2, respectively and incorporated by reference herein.

Chief Medical Officer Appointment
The Board appointed Barrett Katz, MD, M.B.A. as Chief Medical Officer of the Company, effective as of January 18, 2021. Prior to becoming Chief Medical Officer, Dr. Katz was the President and Chief Medical Officer of the Retinagenix and Fortify subsidiaries of BridgeBio Pharma, Inc. from June 2019 through October 2020. Previously, Dr. Katz served as the Chief Medical Officer of GenSight Biologics with oversight for their gene therapy programs in Ophthalmology. Prior to that, he served as the DeJur Chair of Ophthalmology and Professor of Ophthalmology, Neurology and Neurosurgery at Montefiore Medical Center and the Albert Einstein College of Medicine in New York from 2010 until 2017. Before joining Montefiore and the Albert Einstein College of Medicine, Dr. Katz had been engaged in the biotech industry and drug development space for several years. He served as Chief Executive Officer of Danube Pharmaceuticals, Chief Medical Officer of Fovea Pharmaceuticals and Vice President of Medical Affairs and Strategy at Eyetech. Before moving to industry, he had a distinguished career in academia and served as co-director of a joint fellowship in ophthalmologic drug development co-sponsored by The George Washington University and the U.S. Food and Drug Administration. Dr. Katz received his medical degree from Case-Western Reserve University School of Medicine. He completed an internship in Internal Medicine at Parkland Hospital in Dallas, served as a research staff associate in Neuro-Virology at the National Institutes of Health, and completed residencies at Harvard University and Tufts-New England Medical Center in both Neurology and Ophthalmology, respectively. He completed fellowships at Harvard and the University of California, San Francisco (UCSF). Dr. Katz obtained an M.B.A. from the University of Rochester’s Simon School of Business and has served on the faculties of the University of California at San Diego and San Francisco, the University of Rochester, Cornell University and New York University.
Director Appointment
In connection with Dr. Violin’s appointment as Chief Executive Officer and Principal Executive Officer, he was also appointed as a director, effective as of January 15, 2021. Dr. Violin has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Violin and any other person pursuant to which he was appointed as an officer and director of the Company.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of January 20, 2021, the Company amended its Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to effect a change of the Company’s name from “Miragen Therapeutics, Inc.” to “Viridian Therapeutics, Inc.” (the “Name Change”).
The Board approved the Name Change pursuant to Section 242 of the General Corporation Law of the State of Delaware. The Name Change does not affect the rights of the Company’s stockholders and there were no other changes to the Certificate of Incorporation. A copy of the Certificate of Amendment filed with the Secretary of State of the State of Delaware to affect the Name Change is attached hereto as Exhibit 3.1 and incorporated herein by reference.
In connection with the Name Change, the Board also approved a restatement of the Certificate of Incorporation to reflect all the certificate of amendments, including the Certificate of Amendment, to the Certificate of Incorporation (the “Restated Certificate of Incorporation”) effective as of January 20, 2021. A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.2 and incorporated herein by reference.
In connection with the Name Change, the Board also approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as amended, the “Old Bylaws”) to reflect the Name Change (as amended and restated, the “Amended and Restated Bylaws”) effective as of January 20, 2021. There were no other changes to the Old Bylaws. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 8.01 Other Events.
In connection with the Name Change, the Company’s ticker symbol changed to “VRDN” from “MGEN”. Trading under the new ticker symbol begins on January 20, 2021. The new CUSIP number for the Company’s Common Stock is 92790C104.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, effective as of January 20, 2021.
3.2	Restated Certificate of Incorporation of the Company, effective as of January 20, 2021.
3.3	Amended and Restated Bylaws of the Company, effective as of January 20, 2021.
10.1	Employment Agreement by and between the Company and Jonathan Violin, dated as of January 15, 2021.
10.2	Separation and Release Agreement by and between the Company and Lee Rauch, dated as of January 15, 2020.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: January 20, 2021	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer, Treasurer , and Secretary